UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 11, 2015

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 11, 2015, TOT Group Europe, Ltd. and ТOT Group Russia LLC (collectively, the “Purchasers”), each a subsidiary of Net Element, Inc. (the “Company”), and Maglenta Enterprises Inc. and Champfremont Holding Ltd. (collectively, the “Sellers”) formally completed the transfer to the Purchasers of all of the issued and outstanding equity interests of PayOnline System LLC, Innovative Payment Technologies LLC, Polimore Capital Limited and Brosword Holding Limited (collectively, “PayOnline”) pursuant to the Acquisition Agreement among the Purchasers and the Sellers (the "Agreement"). PayOnline’s business includes the operation of a protected payment processing system to accept bank card payments for goods and services.

The consideration for all of the equity interests of PayOnline is a combination of cash and restricted (i.e., issued in reliance on an applicable exemption from registration and subject to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”)) shares, payable in five installments and, if applicable, the extra payment as described below. The Agreement sets forth the determination of the value of such shares based on the closing sales price on the date before each applicable payment date and provides certain additional restrictions on trading of the Company's common stock. The Agreement provides that at no time will the Company issue shares of its common stock if such transaction would result in the issuance of more than 19.9% of the amount of common stock of the Company issued and outstanding unless (i) the Company’s stockholders shall have approved the issuance of shares of common stock in excess of 20%, or (ii) NASDAQ has provided a waiver of Listing Rule 5635(d). Upon execution of the Agreement on May 20, 2015, the Purchasers deposited the amount of the first installment, consisting of $3.6 million in cash and the restricted shares of the Company's common stock with a value, as of the trading date immediately preceding the effective date of the Agreement, of $3.6 million, with an escrow agent, to hold and disburse such first installment in accordance with the terms of the Escrow Agreement, dated as of May 20, 2015, among the Sellers, the Purchasers and Reznick Law, PLLC, as the escrow agent. This first installment was released from escrow to the Sellers upon completion of the formal transfer to the Purchasers of the equity interests of PayOnline. The other four installments will be payable after the end of each applicable quarter for which the installment is calculated, and will consist of a combination of cash and the restricted shares of the Company's common stock, in each case equal to the earn-out. The earn out will be calculated based on PayOnline EBITDA for certain post-closing periods, multiplied by 1.35. Pursuant to the Agreement, the aggregate valuation of PayOnline on a debt-free basis will be $8,482,000, and the purchase price will not exceed such amount. If accounts receivable that relate to the PayOnline business during the first 12 months after the closing are in fact collected by PayOnline during the 15th calendar month after the closing, the extra payment (composed of 50% cash and 50% restricted shares of the Company's common stock) equal to: (i) the amount of abovementioned received accounts receivable multiplied by (ii) 1.35 will be due to the Sellers on the date specified in the Agreement.

At the end of the 12-month period following the issuance of restricted shares of the Company's common stock to the Sellers (“Guarantee Period”), the Purchasers will guaranty that the value of such stock then not sold by the Sellers will not be less than the value of such at the date of the issuance of such stock. Subject to certain conditions, if at the end of the Guarantee Period the value of the any such remaining stock is less than the value of such stock at the date of the issuance of such stock, the Purchasers will pay a cash amount equaling the difference between such values.

The Company guaranteed the Purchasers’ payment obligations under the Agreement pursuant to the Guaranty with the Sellers dated as of May 20, 2015 (the “Parent Guaranty”). Lacerta Management Ltd guaranteed to the Purchasers the accuracy of the Sellers’ and Payonline’s representations and warranties set forth in Section 3.2 and 3.3 of the of the Agreement and indemnity obligations set forth in Article 6 of the Agreement pursuant to the Guaranty dated as of May 20, 2015 (the “Seller’s Guarantor Guaranty”).

The above description of the Agreement, the Escrow Agreement, the Parent Guaranty and the Seller’s Guarantor Guaranty is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein. Copies of the Agreement, the Escrow Agreement, the Parent Guaranty and the Seller’s Guarantor Guaranty were previously filed as Exhibit 10.1, 10.2, 10.3 and 10.4 respectively to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 27, 2015, and are incorporated herein by this reference.

The audited financial statements of PayOnline System LLC, Innovative Payment Technologies LLC, Polimore Capital Limited and Brosword Holding Limited at and for the years ended December 31, 2013 and December 31, 2014, including the report of Daszkal Bolton, LLP, independent certified public accountants, and unaudited pro forma condensed consolidated financial information of the Company, giving effect to the acquisition of PayOnline, specifically, the unaudited pro forma condensed consolidated balance sheet at March 31, 2015, the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 and the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2015, were previously filed as Exhibits 23.1, 99.1, 99.2 and 99.3 respectively to the Current Report on Form 8-K/A filed with the Commission on August 3, 2015, and are incorporated herein by this reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosures in the second paragraph of Item 2.01 of this Current Report are incorporated herein by reference. As previously reported in the Current Report on Form 8-K filed with the Commission on May 27, 2015, on May 27, 2015, the Company issued to the Sellers 4,768,212 shares of restricted common stock at the price of $0.755 per shares as part of the first installment payment under the Agreement. Such shares of restricted common stock of the Company were issued to the Sellers in reliance upon Section 4(a)(2) of the Securities Act exemption from the registration requirements under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2015

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer